SQUIRE      LEGAL                                    4900 Key Tower
SANDERS     COUNSEL                                  127 Public Square
            WORLDWIDE                                Cleveland, Ohio  44114-1304

                                                     Office:  1.216.479.8500
                                                     Fax: 1.216.479.8780



                                  April , 2001



First Investors Management Company, Inc.
95 Wall Street
New York, New. York 10005-4297

         Re:      First Investors Multi-state Insured Tax-free Fund
                  -------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post Effective Amendment No. 26 to the Registration Statement on Form N-1 A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.